Exhibit 99.1

Investor Relations Contact:

Lori Owen

Xilinx, Inc.

(408) 879-6911

ir@xilinx.com

XILINX ANNOUNCES Q3 FISCAL 2012 RESULTS

SAN JOSE, CA, January 18, 2012— Xilinx, Inc. (Nasdaq: XLNX) today announced third quarter fiscal 2012 sales of $511.1 million, down 8 percent sequentially from the prior quarter and down 10 percent from the same quarter of the prior year. Third quarter net income was $127.0 million, or $0.47 per diluted share. Included in the third quarter net income was a tax benefit of $15.3 million, or $0.06 per diluted share, related to one-time items including the lapse of the statute of limitations with respect to certain previously unrecognized tax positions.

The Xilinx Board of Directors announced a quarterly cash dividend of $0.19 per outstanding share of common stock, payable on February 29, 2012 to all stockholders of record at the close of business on February 8, 2012.

Additional third quarter comparisons are represented in the charts below:

GAAP Results

(In millions, except EPS)

	September 30,	September 30,	September 30,	September 30,	September 30,
	Q3	Q2	Q3	Growth Rates
	FY 2012	FY 2012	FY 2011	Q-T-Q	Y-T-Y

Net revenues	$511.1	$555.2	$567.2	-8%	-10%
Operating income	$137.1	$154.8	$183.5	-11%	-25%
Net income	$127.0	$126.3	$152.3	1%	-17%
Diluted earnings per share	$0.47	$0.47	$0.58	0%	-19%

Xilinx’s sales declined 8 percent sequentially during the December quarter, impacted by particularly weak business from large communications customers. The Company’s profitability as measured by gross margin and cash flow remained robust. December quarter gross margin was 65.8 percent and operating cash flow for the quarter was $181.0 million. Operating cash flow for calendar year 2011 was $863.2 million, a new Company record. “We experienced strong growth in our Virtex®-6 and Spartan®-6 product families and achieved significant milestones in our 28-nm rollout, in spite of challenging industry conditions. During the quarter, we commenced shipments of the PLD industry’s first Stacked Silicon Interconnect (SSI) product as well as the industry’s first embedded systems platform, the Zynq-7000 product family,” said Moshe Gavrielov, Xilinx President and Chief Executive Officer. “Xilinx is not only expanding its addressable market but also paving the way for the entire semiconductor industry with these innovative new offerings.”

Net Revenues by Geography:

	September 30,	September 30,	September 30,	September 30,	September 30,
	Percentages			Growth Rates
	Q3 FY 2012	Q2 FY 2012	Q3 FY 2011	Q-T-Q	Y-T-Y
North America	32%	29%	30%	1%	-6%
Asia Pacific	35%	31%	38%	5%	-17%
Europe	23%	29%	22%	-27%	-6%
Japan	10%	11%	10%	-16%	-4%

Net Revenues by End Market:

	September 30,	September 30,	September 30,	September 30,	September 30,
	Percentages			Growth Rates
	Q3 FY 2012	Q2 FY 2012	Q3 FY2011	Q-T-Q	Y-T-Y
Communications	43%	44%	45%	-10%	-13%
Industrial & Other	34%	33%	34%	-7%	-9%
Consumer & Automotive	15%	16%	15%	-9%	-8%
Data Processing	8%	7%	6%	0%	6%

Net Revenues by Product:

	September 30,	September 30,	September 30,	September 30,	September 30,
	Percentages			Growth Rates
	Q3 FY 2012	Q2 FY 2012	Q3 FY 2011	Q-T-Q	Y-T-Y
New	51%	54%	43%	-13%	5%
Mainstream	24%	22%	27%	-1%	-20%
Base	21%	20%	25%	0%	-22%
Support	4%	4%	5%	-15%	-26%

Products are classified as follows:

New Products: Virtex-7, Kintex™-7, Zynq-7000, Virtex-6, Virtex-5, Spartan-6, Spartan-3A and Spartan-3E product families

Mainstream Products: Virtex-4, Spartan-3, Spartan–IIE, Spartan-II and CoolRunner™-II product families

Base Products: Virtex, Virtex-E, Virtex-II, Spartan, XC4000, CoolRunner and XC9500 product families

Support Products: Configuration products, HardWire, Software & Support/Services

Key Statistics:

(Dollars in millions)

	September 30,	September 30,	September 30,
	Q3 FY 2012	Q2 FY 2012	Q3 FY 2011

Annual Return on Equity (%)*	22	23	30

Operating Cash Flow	$181	$200	$333

Depreciation Expense	$14	$13	$13

Capital Expenditures	$19	$18	$15

Combined Inventory Days	142	126	130

Revenue Turns (%)	56	51	44

*	Return on equity calculation: Annualized net income/average stockholders’ equity

Product Highlights

•

Xilinx began shipping the industry’s first extensible processing platform, the Zynq-7000 device. This product family integrates industry-standard ARM dual-core Cortex™-A9 MPCore™ processing system with Xilinx’s scalable 28-nm programmable logic architecture. The Zynq-7000 product family already has nearly 40 design wins in the areas of Automotive, Computing & Data Processing, Defense, Industrial, Scientific and Medical.

•

The Company’s first Stacked Silicon Interconnect (SSI) product, Virtex-7 2000T FPGA, commenced shipments in the December quarter. With an unprecedented two million logic cells, this devices is the PLD industry’s ultimate integration vehicle. Demand for these devices is strong with initial customers in the areas of communications, test and measurement and ASIC Emulation.

Business Outlook – March Quarter Fiscal 2012

•	Sales are expected to increase 2% to 6% sequentially.

•	Gross margin is expected to be approximately 64% to 65%.

•	Operating expenses are expected to be approximately $207 million, including approximately $2 million of amortization of acquisition-related intangibles.

•	Other income and expense is expected to be an expense of approximately $10 million.

•	Fully diluted share count is expected to be approximately 270 million.

•	March quarter tax rate is expected to be approximately 14%.

Conference Call

A conference call will be held today at 2:00 p.m. Pacific Time to discuss the third quarter financial results and management’s outlook for the March quarter. The webcast and subsequent replay will be available in the investor relations section of the Company’s web site at www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (888) 405-4660 and referencing confirmation code 36594823. The telephonic replay will be available for two weeks following the live call.

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our programmable platforms, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the March quarter for fiscal 2012. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including customer acceptance of our new products, current global economic conditions, the health of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, variability in wafer pricing, and other risk factors listed in our most recent Forms 10-K and 10-Q.

About Xilinx

Xilinx is the world’s leading provider of programmable platforms. For more information, visit www.xilinx.com.

Xilinx, the Xilinx logo, Artix, ISE, Kintex, Spartan, Virtex, Zynq and other designated brands included herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.

#1208F

XILINX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	September 30,	September 30,	September 30,	September 30,	September 30,
	Three Months Ended			Nine Months Ended
	Dec. 31, 2011	Oct. 1, 2011	Jan. 1, 2011	Dec. 31, 2011	Jan. 1, 2011
Net revenues	$511,091	$555,209	$567,190	$1,681,763	$1,781,593

Cost of revenues	174,805	200,564	194,419	598,501	615,855

Gross margin	336,286	354,645	372,771	1,083,262	1,165,738

Operating expenses:

Research and development	108,245	105,774	98,453	320,036	289,515

Selling, general and administrative	88,934	88,681	86,531	274,011	257,763

Amortization of acquisition-related intangibles	1,982	1,982	—	5,587	—

Restructuring charges	—	3,369	4,276	3,369	4,276

Total operating expenses	199,161	199,806	189,260	603,003	551,554

Operating income	137,125	154,839	183,511	480,259	614,184

Interest and other expense, net	(7,187)	(8,598)	(3,302)	(23,596)	(11,916)

Income before income taxes	129,938	146,241	180,209	456,663	602,268

Provision for income taxes	2,924	19,955	27,868	48,989	120,445

Net income	$127,014	$126,286	$152,341	$407,674	$481,823

Net income per common share:
Basic	$0.49	$0.48	$0.59	$1.54	$1.82

Diluted	$0.47	$0.47	$0.58	$1.50	$1.79

Cash dividends declared per common share	$0.19	$0.19	$0.16	$0.57	$0.48

Shares used in per share calculations:

Basic	261,257	264,006	259,418	264,183	265,085

Diluted	267,884	267,927	263,612	271,713	268,778

XILINX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	Dec. 31,	Apr. 2,
	2011	2011 *
	(Unaudited)
ASSETS

Current assets:

Cash, cash equivalents and short-term investments	$1,760,631	$1,926,413

Accounts receivable, net	211,132	286,464

Inventories	245,476	264,745

Deferred tax assets and other current assets	135,315	145,164

Total current assets	2,352,554	2,622,786

Net property, plant and equipment	390,014	380,570

Long-term investments	1,190,812	766,452

Other assets	411,720	371,042

Total Assets	$4,345,100	$4,140,850

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable and accrued liabilities	$319,212	$268,377

Deferred income on shipments to distributors	63,225	99,763

Total current liabilities	382,437	368,140

Convertible debentures	903,059	890,980

Deferred tax liabilities	449,170	403,990

Other long-term liabilities	49,458	63,123

Stockholders’ equity	2,560,976	2,414,617

Total Liabilities and Stockholders’ Equity	$4,345,100	$4,140,850

*	Derived from audited financial statements

XILINX, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In thousands)

	September 30,	September 30,	September 30,
	Three Months Ended
	Dec. 31,	Oct. 1,	Jan. 1,
	2011	2011	2011

SELECTED CASH FLOW INFORMATION:
Depreciation	$13,862	$13,396	$12,500
Amortization	4,327	4,326	1,873
Stock-based compensation	17,843	16,899	14,754
Net cash provided by operating activities	180,970	199,584	332,527
Purchases of property, plant and equipment	18,984	17,628	14,880
Payment of dividends to stockholders	49,566	50,348	41,489
Repurchases of common stock	42,447	111,537	2,634
Proceeds from issuance of common stock to employees and excess tax benefit	12,017	28,369	24,991

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$1,350	$1,284	$1,092
Research and development	8,655	8,103	7,120
Selling, general and administrative	7,838	7,512	6,542